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                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


   We consent to incorporation by reference in the prospectus included in Form S-3 Registration Statement (No. 33-31641); the prospectus in Form S-3 Registration Statement (No. 33-42210); the prospectus in Form S-3 Registration Statement (No. 33-60304); the prospectus included in Form S-8 Registration Statement (No. 33-14461), as amended and supplemented; the prospectus included in Form S-8 Registration Statement (No. 33-150121); and in the Form S-8 Registration Statement (No. 33-51659) of our reports dated January 26, 1995, on our audits of the consolidated financial statements and financial statement schedules of The Upjohn Company and its subsidiaries as of December 31, 1994 and 1993 and for the years ended December 31, 1994, 1993 and 1992, which is incorporated by reference into this Form 10-K for the fiscal year ended December 31, 1994 of The Upjohn Company.





                               COOPERS & LYBRAND, L.L.P.


Chicago, Illinois
March 30, 1995